SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 July 21, 2003
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                           ON THE GO HEALTHCARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                ------------------------------------------------
                 (State or other jurisdiction of incorporation)


                 333-61538                            98-0231687
         ---------------------------          --------------------------
          (Commission  file  number)     (IRS  employer identification number)


                             85 Corstate Avenue, Unit #1
                                  Concord, Ontario
                                   Canada L4K 4Y2
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (905) 760-2987
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM  5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

          On July 21, 2003, we entered into an agreement with Dutchess Private Equities Fund, LP for an equity line financing facility covering the sale of up to $2.5 million of our common stock over the next thirty-six months. These shares may be sold at our discretion at a discount to the market price of our shares at the time of sale.

        The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to the exhibits to this report.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.



ON THE GO HEALTHCARE, INC.
---------------------------------------
(Registrant)



By:/s/ Stuart Turk
-----------------------------------
President, Chief Executive Officer,
Chairman and Director



Dated:     July 22,  2003


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EXHIBIT  INDEX




Exhibit
Number    Description
-------   ---------------------------------------------------------------------
10.1 Equity Line of Credit Agreement, dated July 21, 2003, by and between On The Go Healthcare, Inc. and Dutchess Private Equities Fund, L.P.

10.2 Registration Rights Agreement, dated July 21, 2003 by and between On The Go Healthcare, Inc. and Dutchess Private Equities Fund, L.P.

10.3      Placement Agent Agreement, dated July 21, 2003 by and among
          On The Go Healthcare, Inc., Dutchess Private Equities Fund, L.P. and Pennaluna and Company




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